Exhibit 99.1
Lucid Announces Second Quarter 2023 Financial Results, On Track for Annual Production Guidance of More Than 10,000 Vehicles
•Q2 revenue of $150.9 million driven by customer deliveries of 1,404 vehicles in the quarter
•Bolstered balance sheet to $6.25 billion in total liquidity as of June 30, 2023
•Aston Martin selected Lucid to supply powertrain and battery system technology – contracts worth in excess of $450 million – further validating Lucid’s superior technology
•Original pricing reinstated with the Lucid Air All Wheel Drive starting at $82,400
•Finalized purchase agreement with Government of Saudi Arabia
•Start of production for the Lucid Air Sapphire and the Lucid Air Pure Rear Wheel Drive on track for mid-September
•The Lucid Gravity unveiling in November; start of production on track for late 2024
NEWARK, Calif., Aug. 7, 2023 -- Lucid Group, Inc. (NASDAQ: LCID), setting new standards for luxury electric experience with the Lucid Air, winner of the 2023 World Luxury Car Award, today announced financial results for its second quarter ended June 30, 2023.
Lucid reported Q2 revenue of $150.9 million on deliveries of 1,404 vehicles and is on track to manufacture more than 10,000 vehicles in 2023. Additionally, Lucid initiated material shipments of vehicles to the Kingdom of Saudi Arabia. Lucid ended the second quarter with approximately $6.25 billion in total liquidity, which is expected to fund the Company into 2025.
“We’re on track toward achieving our 2023 production target of more than 10,000 vehicles, but we recognize we still have work to do to grow our customer base. During our second quarter, we achieved several major milestones, including signing agreements to enter into a long-term strategic partnership with Aston Martin. Following a competitive process, their investment validates our award-winning technology and marks the first partnership for Lucid Group’s technology arm,” said Peter Rawlinson, Lucid’s CEO and CTO. “We look forward to exciting new products in the second half of this year, including the planned start of production of the Lucid Air Sapphire and the Lucid Air Pure Rear Wheel Drive, plus the highly anticipated unveiling of our new SUV, Lucid Gravity, forthcoming in November.”
“In the second quarter, we raised $3.0 billion in capital, including $1.8 billion from the PIF, and I’m pleased to say that our current liquidity of $6.25 billion is expected to take us through the start of production for the Lucid Gravity, and into 2025,” said Sherry House, Lucid’s CFO. “In addition, the targeted actions underway to invigorate our marketing programs in the luxury and premium segment have resulted in greater brand awareness, which we aim to capitalize on through the launch of our latest pricing program.”
Lucid will host a conference call for analysts and investors at 2:30 P.M. PT / 5:30 P.M. ET on August 7, 2023. The live webcast of the conference call will be available on the Investor Relations website at ir.lucidmotors.com. Following the completion of the call, a replay will be available on the same website. Lucid uses its ir.lucidmotors.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Lucid Group
Lucid’s mission is to inspire the adoption of sustainable energy by creating advanced technologies and the most captivating luxury electric vehicles centered around the human experience. The company’s first car, the Air, is a state-of-the-art luxury sedan with a California-inspired design. Lucid Air Grand Touring features an official EPA estimated 516 miles of range. Assembled at Lucid’s factory in Casa Grande, Arizona, deliveries of Lucid Air are currently underway to customers in the U.S., Canada, Europe, and the Middle East.

Investor Relations Contact

investor@lucidmotors.com

Media Contact

media@lucidmotors.com
Trademarks
This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.
Forward Looking Statements
This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding financial and operating outlook and guidance, future capital expenditures and other operating expenses, ability to control costs, expectations and timing related to commercial product launches, including the Gravity SUV and the various Air models (including Sapphire), production and delivery volumes, expectations regarding market opportunities and demand for Lucid’s products, the range and performance of Lucid’s vehicles, plans and expectations regarding the Gravity SUV, including performance, driving range, features, specifications, potential impact on markets, plans and expectations regarding Lucid’s software, estimate of the length of time Lucid’s existing cash, cash equivalents and investments will be sufficient to fund planned operations, plans and expectations regarding its future capital raises and funding strategy, expectations regarding the restructuring plan, including with respect to timing, costs, and expected benefits, the timing of vehicle deliveries, future manufacturing capabilities and facilities, studio and service center openings, ability to mitigate supply chain and logistics risks, plans regarding the Phase 2 expansion of Lucid’s AMP-1 factory, including timing, installed capacity and potential benefits, ability to vertically integrate production processes, future sales channels and strategies, future market launches and international expansion, including plans and expectations for the AMP-2 manufacturing facility in Saudi Arabia, and plans and expectations regarding the purchase agreement with the government of Saudi Arabia, including the total number of vehicles that may be purchased under the agreement, expected order quantities, and the quantity and timing of vehicle deliveries; Lucid’s ability to grow its brand awareness, the potential success of Lucid’s direct-to-consumer sales strategy and future vehicle programs, potential automotive partnerships, plans and expectations regarding Lucid’s participation in the UN Global Compact, and the promise of Lucid’s technology. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid’s management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions, including government closures of banks and liquidity concerns at other financial institutions, a potential global economic recession or other downturn; risks related to changes in overall demand for Lucid’s products and services and cancellation of reservations and orders for Lucid’s vehicles; risks related to prices and availability of commodities, Lucid’s supply chain, logistics, inventory management and quality control, and Lucid’s ability to complete the tooling of its manufacturing facilities over time and scale production of the Lucid Air and other vehicles; risks related to the uncertainty of Lucid’s projected financial information; risks related to the timing of expected business milestones and commercial product launches; risks related to the expansion of Lucid’s manufacturing facility, the construction of new manufacturing facilities and the increase of Lucid’s production capacity; Lucid’s ability to manage expenses and control costs; risks related to future market adoption of Lucid’s offerings; the effects of competition and the pace and depth of electric vehicle adoption generally on Lucid’s future business; changes in regulatory requirements, governmental incentives and fuel and energy prices; Lucid’s ability to rapidly innovate; Lucid’s ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers; Lucid’s ability to effectively manage its growth and recruit and retain key employees, including its chief executive officer and executive team; risks related to potential vehicle recalls; Lucid’s ability to establish and expand its brand and capture additional market share, and the risks associated with negative press or reputational harm; Lucid’s ability to effectively utilize zero emission vehicle credits and obtain and utilize certain tax and other incentives; Lucid’s ability to issue equity or equity-linked securities in the future; Lucid’s ability to pay interest and principal on its indebtedness; future changes to vehicle specifications which may impact performance, pricing and other expectations; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; risks associated with the restructuring plan, including the risk that the charges and expenditures may be greater than anticipated, the risk that the restructuring plan may adversely affect Lucid’s internal programs and initiatives and its ability to recruit and retain skilled and motivated personnel, the risk that the restructuring plan may be distracting to employees and management, the risk that the restructuring plan may negatively impact Lucid’s business operations, reputation, or ability to serve customers, and the risk that the restructuring plan may not generate their intended benefits to the extent or as quickly as anticipated; and the impact of the global COVID-19 pandemic on Lucid’s supply chain, projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; and those factors discussed under the heading “Risk Factors” in Part II, Item 1A of Lucid’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as well as other documents Lucid has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Lucid’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid’s expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid’s assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Non-GAAP Financial Measures and Key Business Metrics
Condensed consolidated financial information has been presented in accordance with US GAAP (“GAAP”) as well as on a non-GAAP basis to supplement our condensed consolidated financial results. Lucid’s non-GAAP financial measures include Adjusted EBITDA and Free Cash Flow which are discussed below.
Adjusted EBITDA is defined as net loss before (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) change in fair value of common stock warrant liability, (6) stock-based compensation and (7) restructuring charges. Adjusted EBITDA is a performance measure that Lucid believes provides useful information to Lucid’s management and investors about Lucid’s profitability. Free Cash Flow is defined as net cash used in operating activities less capital expenditures. Free Cash Flow is a performance measure that Lucid believes provides useful information to Lucid’s management and investors about the amount of cash generated by the business after necessary capital expenditures.
These non-GAAP financial measures facilitate management’s internal comparisons to Lucid’s historical performance. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting, and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to Lucid’s investors regarding measures of our financial condition and results of operations that Lucid uses to run the business and therefore allows investors to better understand Lucid’s performance. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.
Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Lucid’s operating performance. In addition, other companies, including companies in Lucid’s industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of

Lucid’s non-GAAP financial measures and key performance measures as tools for comparison. A reconciliation between GAAP and non-GAAP financial information is presented below.

LUCID GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$2,775,339	$1,735,765
Short-term investments	2,473,955	2,177,231
Accounts receivable, net	20,570	19,542
Inventory	849,781	834,401
Prepaid expenses	73,455	63,548
Other current assets	63,828	81,541
Total current assets	6,256,928	4,912,028
Property, plant and equipment, net	2,474,564	2,166,776
Right-of-use assets	223,890	215,160
Long-term investments	288,081	529,974
Other noncurrent assets	171,589	55,300
TOTAL ASSETS	$9,415,052	$7,879,238

LIABILITIES
Current liabilities:
Accounts payable	$140,083	$229,084
Accrued compensation	69,001	63,322
Finance lease liabilities, current portion	9,653	10,586
Other current liabilities	666,856	634,567
Total current liabilities	885,593	937,559
Finance lease liabilities, net of current portion	79,123	81,336
Common stock warrant liability	139,259	140,590
Long-term debt	1,994,391	1,991,840
Other long-term liabilities	356,846	378,212
Total liabilities	3,455,212	3,529,537

STOCKHOLDERS’ EQUITY
Common stock, par value $0.0001; 15,000,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 2,283,136,640 and 1,830,172,561 shares issued and 2,282,278,815 and 1,829,314,736 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	228	183
Additional paid-in capital	14,904,370	11,752,138
Treasury stock, at cost, 857,825 shares at June 30, 2023 and December 31, 2022	(20,716)	(20,716)
Accumulated other comprehensive loss	(9,950)	(11,572)
Accumulated deficit	(8,914,092)	(7,370,332)
Total stockholders’ equity	5,959,840	4,349,701
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,415,052	$7,879,238

LUCID GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$150,874	$97,336	$300,306	$155,011

Costs and expenses
Cost of revenue	555,805	292,342	1,056,329	538,312
Research and development	233,474	200,381	463,277	386,457
Selling, general and administrative	197,748	163,812	366,518	386,971
Restructuring charges	1,532	—	24,028	—
Total cost and expenses	988,559	656,535	1,910,152	1,311,740

Loss from operations	(837,685)	(559,199)	(1,609,846)	(1,156,729)

Other income (expense), net
Change in fair value of common stock warrant liability	42,133	334,843	1,331	858,173
Interest income	39,525	2,911	79,530	2,911
Interest expense	(6,690)	(7,189)	(13,798)	(14,908)
Other income (expense), net	(928)	8,277	(261)	9,233
Total other income, net	74,040	338,842	66,802	855,409
Loss before provision for income taxes	(763,645)	(220,357)	(1,543,044)	(301,320)
Provision for income taxes	587	68	716	391
Net loss	(764,232)	(220,425)	(1,543,760)	(301,711)
Net loss attributable to common stockholders, basic	(764,232)	(220,425)	(1,543,760)	(301,711)
Change in fair value of dilutive warrants	—	(334,843)	—	(858,173)
Net loss attributable to common stockholders, diluted	$(764,232)	$(555,268)	$(1,543,760)	$(1,159,884)

Weighted average shares outstanding attributable to common stockholders
Basic	1,912,459,833	1,669,303,813	1,871,884,313	1,661,960,471
Diluted	1,912,459,833	1,686,815,404	1,871,884,313	1,684,328,007

Net loss per share attributable to common stockholders
Basic	$(0.40)	$(0.13)	$(0.82)	$(0.18)
Diluted	$(0.40)	$(0.33)	$(0.82)	$(0.69)

Other comprehensive income (loss)
Net unrealized gains (losses) on investments, net of tax	$(2,999)	$(691)	$1,036	$(691)
Foreign currency translation adjustments	586	—	586	—
Total other comprehensive income (loss)	(2,413)	(691)	1,622	(691)
Comprehensive loss attributable to common stockholders	$(766,645)	$(221,116)	$(1,542,138)	$(302,402)

LUCID GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(764,232)	$(220,425)	$(1,543,760)	$(301,711)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	55,363	42,448	105,201	80,690
Amortization of insurance premium	10,865	7,425	21,128	14,924
Non-cash operating lease cost	6,448	4,848	12,278	8,952
Stock-based compensation	71,376	94,392	125,195	268,943
Inventory and firm purchase commitments write-downs	276,631	81,691	503,679	178,057
Change in fair value of common stock warrant liability	(42,133)	(334,843)	(1,331)	(858,173)
Other non-cash items	(8,654)	1,149	(27,704)	2,404
Changes in operating assets and liabilities:
Accounts receivable	(17,987)	(673)	(978)	1,608
Inventory	(93,808)	(300,830)	(447,962)	(603,852)
Prepaid expenses	(21,953)	(14,064)	(31,035)	6,459
Other current assets	(3,705)	17,426	18,488	(32,199)
Other noncurrent assets	(82,421)	(16,381)	(109,758)	(27,556)
Accounts payable	(29,825)	43,883	(95,999)	49,596
Accrued compensation	(15,866)	26,793	5,679	23,186
Operating lease liabilities	(5,875)	(3,845)	(11,712)	(6,944)
Other current liabilities	(50,591)	51,484	(43,380)	179,544
Other long-term liabilities	16,009	5,894	20,349	7,795
Net cash used in operating activities	(700,358)	(513,628)	(1,501,622)	(1,008,277)
Cash flows from investing activities:
Purchases of property, plant and equipment	(203,715)	(309,818)	(445,485)	(494,900)
Purchases of investments	(1,304,715)	(1,419,223)	(2,147,253)	(1,419,223)
Proceeds from maturities of investments	941,338	—	1,982,489	—
Proceeds from sale of investments	135,144	—	148,388	—
Other investing activities	(6,024)	—	(4,827)	—
Net cash used in investing activities	(437,972)	(1,729,041)	(466,688)	(1,914,123)
Cash flows from financing activities:
Proceeds from issuance of common stock under Underwriting Agreement, net of issuance costs	1,184,224	—	1,184,224	—
Proceeds from issuance of common stock under 2023 Subscription Agreement, net of issuance costs	1,812,641	—	1,812,641	—
Payment for short-term insurance financing note	—	(2,381)	—	(15,330)
Payment for finance lease liabilities	(1,652)	(1,200)	(3,079)	(2,401)
Proceeds from borrowings	4,266	6,663	4,266	6,663
Proceeds from exercise of stock options	2,926	3,735	5,107	12,849
Proceeds from employee stock purchase plan	15,089	12,882	15,089	12,882
Tax withholding payments for net settlement of employee awards	(3,879)	(8,976)	(10,378)	(191,241)
Payment for credit facility issuance costs	—	(6,631)	—	(6,631)
Net cash provided by (used in) financing activities	3,013,615	4,092	3,007,870	(183,209)
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,875,285	(2,238,577)	1,039,560	(3,105,609)
Beginning cash, cash equivalents, and restricted cash	901,595	5,430,988	1,737,320	6,298,020
Ending cash, cash equivalents, and restricted cash	$2,776,880	$3,192,411	$2,776,880	$3,192,411

LUCID GROUP, INC.
Reconciliation of GAAP to Non-GAAP Financials Measures
(Unaudited)
(in thousands)

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss (GAAP)	$(764,232)	$(220,425)	$(1,543,760)	$(301,711)
Interest expense	6,690	7,189	13,798	14,908
Interest income	(39,525)	(2,911)	(79,530)	(2,911)
Provision for income taxes	587	68	716	391
Depreciation and amortization	55,363	42,448	105,201	80,690
Change in fair value of common stock warrant liability	(42,133)	(334,843)	(1,331)	(858,173)
Stock-based compensation	71,376	94,392	126,638	268,943
Restructuring charges	1,532	—	24,028	—
Adjusted EBITDA (non-GAAP)	$(710,342)	$(414,082)	$(1,354,240)	$(797,863)
Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash used in operating activities (GAAP)	$(700,358)	$(513,628)	$(1,501,622)	$(1,008,277)
Capital expenditures	(203,715)	(309,818)	(445,485)	(494,900)
Free cash flow (non-GAAP)	$(904,073)	$(823,446)	$(1,947,107)	$(1,503,177)